EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No.  333-261545 on Form S-6 of our report dated January 20, 2022, relating to the statement of financial condition, including the portfolio of investments of Morgan Stanley Portfolios, Series 55, comprising The Global Battery Economy, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York

January 20, 2022